UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14099	13-3386485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 Fifth Avenue

New York, New York 10022

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (646) 521-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 28, 2005, Loews Cineplex Theatres, Inc. (“Loews”), a wholly owned subsidiary of Loews Cineplex Entertainment Corporation, completed the sale of its interest in Megabox Cineplex, Inc. (“Megabox”), Loews’ joint venture in South Korea, to Finventures (UK) Limited (“Finventures”), a wholly owned subsidiary of Standard Chartered Bank, and Mediaplex, Inc. (“Mediaplex”), Loews’ former joint venture partner in Megabox.

Pursuant to the Stock Purchase Agreements with Finventures and Mediaplex, each dated as of December 14, 2005, Loews received total consideration of approximately $78.4 million in cash in exchange for its interest in Megabox. Loews will hold the proceeds of the sale in cash on its balance sheet and may use it to reduce outstanding debt in the future.

Item 8.01. Other Events

As disclosed on the Company’s report on Form 8-K filed on December 23, 2005, on December 21, 2005, Marquee Holdings Inc. (“Holdings”) and LCE Holdings, Inc. (“LCE Holdings”), the respective holding companies of AMC Entertainment Inc. (“AMCE”) and Loews Cineplex Entertainment Corporation (“Loews”), entered into a Consent Decree (the “Consent Decree”) with the State of Washington in connection with the pending merger between Holdings and LCE Holdings (the “Merger”). The Consent Decree requires AMCE and Loews to divest one theatre located in Seattle, Washington. On December 21, 2005, Holdings and LCE Holdings entered into a Hold Separate Stipulation and Order (the “WA Hold Separate Stipulation and Order”) with the State of Washington, which provides that prior to such divestiture the subject theatre remains economically viable, an ongoing business concern and an active competitor. Copies of the Consent Decree and the WA Hold Separate Stipulation and Order are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The above description of the Consent Decree is qualified in its entirety by reference to the full text of the Consent Decree and the WA Hold Separate Stipulation and Order.

In connection with the Merger, on December 20, 2005, Holdings and LCE Holdings entered into a Final Judgment (the “DOJ Final Judgment”) with the Antitrust Division of the United States Department of Justice (the “DOJ”), the State of Illinois, the State of Massachusetts, and the State of New York, which requires AMCE and Loews to divest certain theatres in Illinois, New York, Washington, Massachusetts and Texas, as applicable. On December 20, 2005, Holdings and LCE Holdings entered into a Hold Separate Stipulation and Order (the “Hold Separate Stipulation and Order”) with the DOJ, which provides that prior to such divestitures the subject theatres remain economically viable and ongoing business concerns, and that Holdings and LCE Holdings maintain competition in the various markets in which such theatres are located. Copies of the DOJ Final Judgment and Hold Separate Stipulation and Order are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference. The above description of the DOJ Final Judgment and the Hold Separate Stipulation and Order is qualified in its entirety by reference to the full text of the DOJ Final Judgment and the Hold Separate Stipulation and Order.

In connection with the Merger, on December 21, 2005, Holdings and LCE Holdings entered into a Final Judgment (the “District of Columbia Final Judgment”) with the District of Columbia, which requires AMCE and Loews to divest two theatres in Washington, D.C. A copy of the District of Columbia Final Judgment is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The above description of the District of Columbia Final Judgment is qualified in its entirety by reference to the full text of the District of Columbia Final Judgment.

In connection with the Merger, on December 20, 2005, Holdings and LCE Holdings entered into a Stipulation for Entry into Final Judgment (the “Stipulation for Entry into Final Judgment”) and a Stipulated Final Judgment (the “Stipulated Final Judgment”) with the State of California, which requires AMCE and Loews to divest two theatres located in San Francisco, California. Copies of the Stipulation for Entry into Final Judgment and the Stipulated Final Judgment are attached hereto as Exhibits 10.6 and 10.7 and are incorporated herein by reference. The above description of the Stipulation for Entry into Final Judgment and the Stipulated Final Judgment is qualified in its entirety by reference to the full text of the Stipulation for Entry into Final Judgment and the Stipulated Final Judgment.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

• Exhibit 99.1	–	Pro forma financial information

(c)	Exhibits

• Exhibit 10.1	–	Consent Decree, dated December 21, 2005, by and among Marquee Holdings Inc., LCE Holdings, Inc. and the State of Washington.

• Exhibit 10.2	–	Hold Separate Stipulation and Order, dated December 21, 2005, by and among Marquee Holdings Inc., LCE Holdings, Inc. and the State of Washington.

• Exhibit 10.3	–	Final Judgment, dated December 20, 2005, by and among Marquee Holdings Inc., LCE Holdings, Inc. and the Antitrust Division of the United States Department of Justice.

• Exhibit 10.4	–	Hold Separate Stipulation and Order, dated December 20, 2005, by and among Marquee Holdings Inc., LCE Holdings, Inc. and the Antitrust Division of the United States Department of Justice.

• Exhibit 10.5	–	District of Columbia Final Judgment, dated December 21, 2005, by and among Marquee Holdings Inc., LCE Holdings, Inc. and the District of Columbia.

• Exhibit 10.6	–	Stipulation for Entry into Final Judgment, dated December 20, 2005, by and among Marquee Holdings Inc., LCE Holdings, Inc. and the State of California.

• Exhibit 10.7	–	Stipulated Final Judgment, dated December 20, 2005, by and among Marquee Holdings Inc., LCE Holdings, Inc. and the State of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

By:	/s/ JOHN J. WALKER
John J. Walker
Senior Vice President and
Chief Financial Officer

Date: January 4, 2006